SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                     FORM 8-K

                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(a) of
                        the Securities Exchange Act of 1934


                                  Date of Report
                                  ..............
                                   May 23, 1996



                                   CORCAP, INC.
                ......................................................
                (Exact name of registrant as specified in its charter)


                                     NEVADA
                   .............................................
                   (State or other jurisdiction of incorporation)


                      1-09964                      06-1237135
             ........................    ............................
             (Commission File Number)    (IRS Employer Identification
No.)


                    120 Union Street
                 Willimantic, Connecticut             06226
         .......................................    ..........
         (Address of principal executive office)    (Zip Code)


                              (860) 456-4187
            ..................................................
            Registrant's telephone number, including area code





 .........................................................................





ITEM 5.  OTHER EVENTS
 .....................

On May 15, 1996 the Registrant executed a settlement agreement with the Pension Benefit Guarantee Corporation ("PBGC") whereby it agreed to transfer to the PBGC 412,660 shares of the common stock of CompuDyne Corporation owned by Corcap in full settlement of the Registrant's liability to the Pension Plans 1A and 6B. Included in the transfer were 224,000 shares of CompuDyne Common Stock that had been previously transferred to the Corcap, Inc. Pooled Pension Investment Trust on September 15, 1995. The transfer of the additional 188,660 shares of CompuDyne Common Stock to the PBGC resulted in a gain of $531 thousand for Corcap.

As a result of the transfer of the CompuDyne Common Stock shares to the PBGC, the Registrant's ownership of the issued and outstanding shares of CompuDyne Common Stock decreased from 17.1% at March 31, 1996, to 5.41% at May 23, 1996 and on a fully diluted basis from 8.5% at March 31, 1996 to 2.24% on May 23, 1996.

 .........................................................................

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed by the undersigned hereto duly authorized.
Corcap, Inc.


Dated: May 23, 1996               By: /s/ Diane W. Burns
                                          President